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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CATHAY BANCORP, INC.

                    (PURSUANT TO SECTIONS 241 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

         1. The name of the corporation is Cathay Bancorp, Inc. (the "Corporation").

         2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on March 1, 1990.

         3. The Corporation has not received any payment for any of its stock.

         4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

         5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation is Cathay Bancorp, Inc. (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

                  (b) Except as otherwise provided in this Restated Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to stockholders for a vote.

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                  (c) Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

         FIFTH:   (a) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors shall consist of not fewer than 3 nor more than 25 directors, the exact number of directors within such limits to be determined as set forth in the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors shall be those persons named as such by the Incorporator, who shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following March 1, 1990; the initial Class II Directors shall be those person named as such by the Incorporator, who shall serve for a term expiring at the second annual meeting of stockholders following March 1, 1990; and the initial Class III Directors shall be those persons named as such by the Incorporator, who shall serve for a term expiring at the third annual meeting of stockholders following March 1, 1990. Each director in each such class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following March 1, 1990, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

                  (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may

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be removed from office only for cause, and only with the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

         SIXTH: Subject to the rights of holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         SEVENTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors then in office, unless at the time of such action there shall be an Interested Stockholder (as defined in Article NINTH of this Restated Certificate of Incorporation), in which case such action of the Board of Directors to amend the Bylaws shall not be effective without the approval of a majority of the Continuing Directors (as defined in Article NINTH of this Restated Certificate of Incorporation) then in office. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article FOURTH of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the Voting Stock (as defined in Article FIFTH of this Restated Certificate of Incorporation), voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the Bylaws.

         EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.

         NINTH:   (a) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section (b) of this Article NINTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested

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Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than 80 percent of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock (as defined in Article FIFTH of this Restated Certificate of Incorporation), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, by any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise.

                  (b) The provisions of Section(a) of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, by any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise, if, in the case of a Business Combination involving the receipt of consideration by the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), the condition specified in paragraph
(i) below is met or all of the conditions specified in paragraph (ii) below are met or if, in the case of a Business Combination not involving the receipt of consideration by the holders of the Corporation's outstanding Capital Stock, the condition specified in paragraph (i) below is met:

                      (i) Approval by Continuing Directors. The Business Combination (either specifically or as a transaction which is within an approved category of transactions) shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                      (ii) Minimum Price and Other Requirements. All of the following conditions shall have been met:

                              (A) Minimum Price Requirements. With respect to every class or series of outstanding Capital Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Capital
         Stock:

                                     (1) The aggregate amount of cash plus the
                      Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of (x) the highest per-

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                      share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common
                      Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined) or (ii) in the transaction or series of related transactions in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and (y) the Fair Market Value per share of Common Stock (i) on the Announcement Date or (ii) on the Determination Date (as hereinafter defined), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                                     (2) The aggregate amount of cash plus the
                      Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest of (x) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction or series of related transactions in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; (y) the Fair Market Value per share of such class or series of Capital Stock (i) on the Announcement Date or (ii) on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and (z) the highest preferential amount per share, if any, to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary

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                      liquidation, dissolution or winding up of the affairs of
                      the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

                              (B)    Other Requirements.

                                     (1) The consideration to be received by
                      holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varies as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of the largest number of shares of such class or series of Capital Stock.

                                     (2) After the Determination Date and prior
                      to the consummation of such Business Combination (w) there shall have been no failure to declare and pay at the regular date therefor any full regular dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock, other than the Common Stock, except as approved by a majority of the Continuing Directors; (x) there shall have been no reduction in the amount, or change in the frequency of payment, of any dividends regularly paid on the Common Stock (except as necessary to reflect any stock split, stock dividend, subdivision or reclassification of the Common Stock), except as approved by a majority of the Continuing Directors; (y) there shall have been an increase in the amount of any dividends regularly paid on the Common Stock as necessary to reflect any reverse stock split or reclassification of the Common Stock, or any split, recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase the amount of such dividends is approved by a majority of the Continuing Directors; and (z) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of or

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                      otherwise in connection with the transaction or series of
                      related transactions that resulted in such Interested Stockholder becoming an Interested Stockholder (including the exercise of any right to purchase additional shares of Capital Stock granted to any Interested Stockholder by the Corporation in connection with such transactions or series of related transactions) and except in a transaction or series of related transactions that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                                     (3) After the Determination Date, such
                      Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combinations or otherwise.

                                     (4) A proxy or information statement
                      describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act), shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain, in a prominent place, any statement as to the advisability (or inadvisability) or the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) or the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

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                                     (5) After the Determination Date, such
                      Interested Stockholder shall not have made any majority change in the Corporation's business or capital structure without the approval of a majority of the Continuing Directors.

                  (c) The following definitions shall apply with respect to this Article NINTH.

                      (i) The term "Business Combination" shall mean: (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (1) any Interested Stockholder or (2) any other company (whether or not itself an Interested Stockholder) that is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, or any security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement, in one transaction or in a series of transactions, with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary, and Interested Stockholder or any Affiliate or Associate of any Interested Stockholder that, together with all other such arrangements, has an aggregate Fair Market Value and/or involves aggregate commitments equal to 10% or more of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 10% of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which any Interested Stockholder votes for or consents to; or (D) any issuance or reclassification of securities (including any stock dividend, split or reverse split or any other distribution of securities in respect of stock), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into or rights, options or warrants to acquire Capital Stock or equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or (E) any agreement, arrangement or other understanding providing for any one or more of the actions specified in the foregoing clauses (A) to (D).

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                      (ii)    The term "Capital Stock" shall mean all capital
stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Restated Certificate of Incorporation.

                      (iii) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                      (iv) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (1) is, or has publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                      (v) A person shall be a "beneficial owner" of, shall "beneficially own" and shall have "beneficial ownership" of any Capital Stock
(A) that such person or any of its Affiliates or Associates owns, directly or indirectly; (B) that such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (iv) of this Section (c), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph
(v) of this Section (c), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                      (vi) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on

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the date that this Article NINTH is approved by the Board of Directors of the
Corporation (the term "registrant" in Rule 12b-2 meaning in this case the Corporation).

                      (vii) The term "Subsidiary" means any company of which a majority of any class of equity securities are beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (iv) of this Section
(c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                      (viii) The term "Continuing Director," with respect to any particular Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of any Interested Stockholder, means any member of the Board of Directors of the Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate, Associate or representative of such Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of such Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                      (ix) The term "Fair Market Value" means (x) in the case of cash, the amount of such cash; (y) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such sales prices are available, the highest of the means between the last reported bid and asked price with respect to a share of such stock on each day during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or if not so reported, as determined by a member firm of the National Association of Securities Dealers, Inc. selected by the Continuing Directors, or if no such bid and asked prices are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (z) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

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                      (x)     In the event of any Business Combination in which
the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (ii)(A)(1) and (ii)(A)(2) of Section(b) of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

                      (xi) The term "Announcement Date" means the date on which the proposed Business Combination is first publicly announced, disclosed or reported.

                      (xii) The term "Determination Date" means with respect to any Interested Stockholder the later of the date that this Article NINTH is approved by the Board of Directors of the Corporation or the date on which such Interested Stockholder became an Interested Stockholder.

                  (d) For the purpose of this Article NINTH, a majority of the Continuing Directors shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Business Combination or any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article NINTH (collectively, a "Proposed Action") is with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would be an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (v) whether any transaction specified in paragraph
(i)(B) of Section (c) of this Article NINTH meets the Substantial Part test set forth therein; except that a majority of the entire Board of Directors shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable investigation, whether a director is a "Continuing Director" as defined in paragraph (viii) of Section(c) of this Article NINTH. Any such determination made in good faith shall be binding and conclusive on all parties.

                  (e) (i)     Nothing contained in this Article NINTH shall be
construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                      (ii) The fact that any Business Combination complies with the provisions of Section (b) of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with

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respect to evaluations of or actions and responses taken with respect to such
Business Combination.

         TENTH:   (a) In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section (b) of this Article TENTH, the Corporation shall not knowingly engage, directly or indirectly, in any Stock Repurchase (as hereinafter defined) from an Interested Stockholder (as hereinafter defined), who has been such for a period of less than two years prior to the date of such Stock Repurchase or any agreement in respect thereof, without the affirmative vote of a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock which are beneficially owned by persons other than such Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (b) The provisions of Section (a) of this Article TENTH shall not be applicable to any particular Stock Repurchase from an Interested Stockholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if: (i) the Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of Capital Stock (as defined in Article NINTH of this Restated Certificate of Incorporation) made available on the same basis to all holders of such class of Capital Stock; or
(ii) the Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the Continuing Directors (as defined in Article NINTH of this Restated Certificate of Incorporation), provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

                  (c) For the purposes of this Article TENTH:

                      (i) The term "Stock Repurchase" shall mean any repurchase, directly or indirectly, by the Corporation or any Subsidiary of any shares of Capital Stock at a price greater than the then Fair Market Value of such shares.

                      (ii) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (A) is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (B) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial

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owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting
Stock.

                      (iii) The terms "person," "beneficial owner," "Affiliate," "Associate," "Subsidiary," "Continuing Director" and "Fair Market Value" shall have the respective meanings set forth in Article NINTH of this Restated Certificate of Incorporation.

                  (d) The Board of Directors shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another and (iv) whether the consideration to be paid in any Stock Repurchase has an aggregate Fair Market Value in excess of the then Fair Market Value of the shares of Capital Stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.

                  (e) Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         ELEVENTH:(a) Except as set forth in this Article ELEVENTH, stockholders of the Corporation shall not be entitled to cumulative voting in connection with the election of directors. In the event that the Corporation has a Substantial Stockholder (as hereinafter defined) at the time of any election of directors, each holder of Voting Stock (as defined in Article FIFTH of this Restated Certificate of Incorporation) shall be entitled, in connection with any vote taken for such election of directors, to as many votes as shall equal the number of votes which (except for this Article ELEVENTH) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of Voting Stock multiplied by the number of directors to be elected by such stockholder, and such stockholder may cast all of such votes for election of a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit.

                  (b) For purposes of this Article ELEVENTH:

                      (i) The term "Substantial Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is the beneficial owner of Voting Stock representing forty percent (40%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

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                      (ii)    The terms "beneficial owner," "Capital Stock,"
"person," "Affiliate," "Associate," "Subsidiary," "Fair Market Value" and "Continuing Director" shall have the meanings set forth in Article NINTH of this Restated Certificate of Incorporation.

                  (c) The Board of Directors shall have the power and duty to determine for the purposes of this Article ELEVENTH on the basis of information known to them after reasonable inquiry, (i) whether a person is a Substantial Stockholder, (ii) the number of shares of Voting Stock or other securities beneficially owned by any person, and (iii) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.

                  (d) Nothing contained in this Article ELEVENTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

         TWELFTH: The Board of Directors of the Corporation, when evaluating any offer to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another person, or
(c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment, give due consideration to all relevant factors, including without limitation the social and economic effects thereof and of consummation thereof on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining independence from any other entity which is a customer or competitor of the Corporation.

         THIRTEENTH: In addition to any requirements of law and any other provisions of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article FOURTH of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal ARTICLES FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH of this Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article THIRTEENTH, the Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

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         IN WITNESS WHEREOF, Cathay Bancorp, Inc. has caused this Restated
Certificate of Incorporation to be executed by Dunson K. Cheng, its President, and attested by Wilbur K. Woo, its Secretary, this 17th day of May, 1990.

ATTEST:                                         CATHAY BANCORP, INC.

By: /s/ Wilbur K. Woo                           By: /s/ Dunson K. Cheng
    -------------------------------                 -------------------------
    Wilbur K. Woo                                   Dunson K. Cheng
    Secretary                                       President

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